GENERAL ASSIGNMENT, ASSUMPTION AND AGREEMENT
               REGARDING LITIGATION, CLAIMS AND OTHER LIABILITIES

                                    Between

                                 GENROCO, INC.

                                      and

                             VIDEOPROPULSION, INC.

                             Dated ------- --, 2000

                  GENERAL ASSIGNMENT, ASSUMPTION AND AGREEMENT
               REGARDING LITIGATION, CLAIMS AND OTHER LIABILITIES

     This Agreement  dated  as  of  -------  --,  2000  between  GENROCO,  INC.
 ("GENROCO"), a Wisconsin corporation with offices at 255 Info Highway, Slinger, WI 53086, and VIDEOPROPULSION, INC. ("VideoPropulsion"), a Wisconsin corporation with offices at 251 Info Highway, Slinger, WI 53086, shall govern the rights and obligations of GENROCO and VideoPropulsion with respect to the assignment of assets and assumption of liabilities associated with, or arising out of, the assets, business or operations of the video business referred to collectively in this Agreement as the "Division." The term "GENROCO" when used in this Agreement shall not be construed to include the Division where such construction would have the effect of negating any obligation of VideoPropulsion or the Division hereunder. The term VideoPropulsion when used shall not be construed to include GENROCO where such construction would have the effect of negating any obligation of GENROCO hereunder.

                                    RECITALS

     WHEREAS, GENROCO hereby and by certain other instruments of even date herewith transfers or will transfer to VideoPropulsion effective as of 12:01 a.m., Central Standard Time, ------- --, 2000 or such other date as specified in the Contribution Agreement, Plan and Agreement of Reorganization and Distribution ("Contribution Agreement") dated as of ------- --, 2000 as the effective date ("Effective Date"), those assets of GENROCO arising out of, relating to, or associated with GENROCO's video business as conducted by the Division ("Division Assets") in accordance with the Contribution Agreement between the parties, and including, without limitation, assets associated with the past, present and future development, production, manufacture, marketing, use, storage, distribution, disposal and sale of the related products manufactured by the Division ("Division Products") throughout the world.

     WHEREAS, and except as specifically provided herein, the assets, business and operations formerly and currently used and conducted by the Division are herein referred to collectively as the "Division Business".

     WHEREAS, the parties hereto intend, by this Agreement and the other agreements and instruments provided for in the Contribution Agreement, to convey to VideoPropulsion substantially all of the business and assets of the Division Business.

     WHEREAS, the parties further intend that VideoPropulsion shall assume substantially all of the liabilities related to the Division Business.

     WHEREAS, and without limiting the generality of the foregoing, the parties acknowledge that, as of the Effective Date, there will be pending certain litigation brought and threatened against GENROCO, and there will be certain claims alleged against GENROCO associated with or arising out of the Division Business, which may include, without limitation, civil actions, workers' compensation proceedings, administrative and regulatory proceedings, investigations, audits, inquiries, demands, claims and threatened actions ("Litigation and Claims").

     WHEREAS, it is anticipated that after the Effective Date there may be further Litigation and Claims brought, threatened or alleged against GENROCO associated with or arising out of the activities of the Division Business prior to the Effective Date and other instances of Litigation and Claims brought, threatened or alleged against either VideoPropulsion or GENROCO associated with or arising out of the activities of the other party after the Effective Date.

     WHEREAS, by this Agreement GENROCO and VideoPropulsion seek to implement the general principle that with the exceptions noted herein, in the
 Contribution Agreement and in the other agreements and instruments provided for in the Contribution Agreement including any Schedules, Exhibits or Annexes thereto ("Contribution Documents"), VideoPropulsion shall be responsible for any Litigation and Claims associated with or arising at any time out of the Division Business and the assets, business and operations used and conducted by VideoPropulsion following the Effective Date and GENROCO shall be responsible for any Litigation and Claims associated with or arising at any time out of GENROCO's other assets, business and operations.

     NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Contribution Documents, the parties hereto agree as follows:

 1.  ASSIGNMENT AND ASSUMPTION.

     1.1  General Assignment.  At the Effective Date, and except as
          ------------------
specifically provided in the Contribution Documents, GENROCO hereby assigns, transfers, conveys and delivers to VideoPropulsion and VideoPropulsion hereby accepts the assets, whether tangible or intangible, known or unknown arising out of, relating to, or associated with the Division Business, Division Products or Division Assets consisting of:

          (a) all inventories unique to VideoPropulsion's products consisting of materials, parts, supplies, work in process and finished goods as reflected on the balance sheet or underlying accounting records of the Division ("Accounting Records"), as of the Effective Date ("Inventory");

          (b) all machinery, equipment, furniture and fixtures as reflected on the Accounting Records, and, except as specifically provided elsewhere in the Contribution Documents, any machinery, equipment, furniture and fixtures used or held for use in the Division Business, wherever located, as of the Effective Date ("Equipment");

          (c) to the extent related to the Division Business, Division Products or Division Assets, all customer lists (including sales and service lists), prospect lists, and supplier records, correspondence and product literature, artwork, accounting records and files, design, development and manufacturing files, vendor and customer drawings, formulas and specifications for equipment and raw materials currently used in the operation of the Division Business, wherever located ("Business Records") and in whatever form such Business Records may exist as of the Effective Date;

          (d) the rights of GENROCO under all agreements for the purchase by or the furnishing to or for the benefit of the Division of raw materials, parts, supplies and services relating to the Division Business, including the Division Products, as of the Effective Date ("Purchase Orders");

          (e) the rights, title, and interest of GENROCO under every agreement or contract of the Division or GENROCO on behalf of the Division to sell Division Products and services arising before the Effective Date, and any bids or offers made by the Division or GENROCO on behalf of the Division to sell Division Products or services in connection therewith to the extent such Division Products have not been shipped or such services have not been rendered prior to the Effective Date ("Sales Orders");

          (f) the rights of GENROCO under the miscellaneous agreements listed on Exhibit B hereto ("Miscellaneous Agreements")

          (g) all trade accounts and notes receivable related to the sale of Division Products and services ("Receivables") as reflected on the Accounting Records as of the Effective Date;

          (h) prepaid expenses incurred for the benefit of the Division as reflected on the Accounting Records, as of the Effective Date;

          (i) except as specifically provided elsewhere in the Contribution Documents, and except for assets the disposition of which is subject to separate agreements between the parties, all other assets, tangible or intangible, known or unknown, related to, arising out of, or associated with, or used or held for use in the Division Business, whether or not reflected or required to be reflected on the Accounting Records, as of the Effective Date;

          (j)  cash in the amount of $9,947.00;

 Notwithstanding anything above, and except as specifically provided in the Contribution Documents, VideoPropulsion will not receive any of GENROCO cash on hand, cash in banks, cash equivalents and investments, GENROCO checkbooks and canceled checks, or any tax and accounting records located at GENROCO headquarters, provided that VideoPropulsion shall be entitled to copies of tax and accounting records relating to the Division located at GENROCO headquarters, with GENROCO and VideoPropulsion sharing the copying expense equally.

     1.2  Accounting Records.  The parties acknowledge and agree that the
          ------------------
Accounting Records as of the Effective Date will be prepared by GENROCO as soon as practicable after the Effective Date. Each party agrees to use the normal accounting procedures and practices, consistent with past practices, in preparing the Accounting Records which will be used as a reference for conveying the assets and liabilities to VideoPropulsion. In case of any differences or questions about the preparation of such documents, the parties agree to resolve any controversy in accordance with Section 8 of this Agreement.

     1.3  General Assumption.  At the Effective Date, and except as
          ------------------
specifically provided in the Contribution Documents, VideoPropulsion hereby irrevocably assumes the obligations and liabilities of GENROCO incurred by the Division or otherwise arising out of, relating to or associated with the Division Business, the Division Products or the Division Assets, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, and whether arising out of circumstances existing prior to or on and after the Effective Date, (such liabilities and obligations, being herein referred to collectively as the "Assumed Liabilities") consisting of:

          (a) obligations and liabilities arising out of, relating to, or associated with all Inventory and Equipment;

          (b) obligations and liabilities arising out of, relating to, or associated with all Sales Orders and Receivables;

          (c) obligations and liabilities arising out of, relating to, or associated with all Purchase Orders;

          (d) obligations and liabilities arising out of, relating to, or associated with all Miscellaneous Agreements;

          (e) obligations and liabilities arising out of, relating to, or associated with all accounts payable as reflected on the Accounting Records, as of the Effective Date;

          (f) obligations and liabilities arising out of, relating to, or associated with all product warranty obligations, including any product recall obligations or liabilities whenever arising, directly or indirectly, with respect to Division Products whether shipped prior to or on or after the Effective Date;

          (g) obligations and liabilities resulting from claims for, directly or indirectly, personal injury or property damage or consequential damage which are caused by any defect in or breach of warranty related to any Division Products or from the Division Assets or Division Business, whether arising prior to or on or after the Effective Date;

          (h) all Litigation and Claims pending as of the Effective Date against GENROCO or any GENROCO subsidiary ("Pending Division Litigation") and all Litigation and Claims brought against VideoPropulsion or GENROCO, or any VideoPropulsion or GENROCO subsidiary, after the Effective Date ("New Division Litigation"), in each case if and solely to the extent that such Litigation and Claims (in whole or in part) arise out of or are associated with (regardless of the party named in the allegation or complaint) the Division Business, any Division Products or any Division Assets, or the assets, business and operations used and conducted by VideoPropulsion on and after the Effective
               Date, or arise out of, relate to or are associated with VideoPropulsion's obligations, covenants, warranties, representations, assumptions and agreements contained or reflected in the Contribution Documents, or any other activities of VideoPropulsion (whether or not in the ordinary course of business and whether occurring before or on or after the Effective Date);

          (i) except to the extent provided to the contrary by Section 4.2, every and all obligations, liabilities and expenses (including closure or remediation costs) of GENROCO for harm or alleged harm to the environment arising out of or associated with the Division Business, any Division Products or any Division Assets ("Environmental Liabilities"); provided, however, VideoPropulsion does not assume any such obligations, liabilities or expenses with respect to the disposal or use by GENROCO of Division or VideoPropulsion products purchased by GENROCO after the Effective Date;

          (j) all liabilities of GENROCO in any instance where VideoPropulsion is operating as agent or subcontractor under Section 4.3 of the Contribution Agreement or any agreement or instrument provided for therein provided that VideoPropulsion will not be responsible for or indemnify GENROCO for any claims, damages, liabilities and expenses whatsoever to the extent such arose out of or in connection with GENROCO's performance of or omission to perform any of its remaining obligations under Section 4.3 of the Contribution Agreement; and

          (k) except as provided above, elsewhere in the Contribution Documents, and except for obligations, liabilities and expenses the allocation of responsibility for which is subject to separate agreements between the parties, all other obligations, liabilities and expenses relating to, arising out of, or associated with the Division Business, Division Products or any Division Assets, whether or not reflected or required to be reflected in the Accounting Records.

 VideoPropulsion shall be responsible for the Assumed Liabilities, regardless of when or where such Assumed Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Date, regardless of where or against whom such Assumed Liabilities are asserted (including any Assumed Liabilities arising out of claims made by VideoPropulsion's directors, officers, employees, agents, subsidiaries and affiliates against GENROCO) or whether asserted prior or subsequent to the Effective Date and regardless of whether such Assumed Liabilities arose from negligence, reckless, violation of law, fraud, or misrepresentation by GENROCO or any of its directors, officers, employees, agents, subsidiaries or affiliates.

     1.4  Special Assumption Arrangements.  The parties acknowledge and agree
          -------------------------------
that certain assets and obligations, liabilities, and expenses relating to, arising out of or associated with the Division Business, the Division Products and the Division Assets or assumed by VideoPropulsion as of the Effective Date, are the subject of separate agreements between the parties. The transfer of assets and assumption of obligations, liabilities, and expenses provided for in this Agreement is subject in all respects to the provisions of such separate agreements insofar as the provisions of this Agreement may be deemed to related to the subject matter of such separate agreements and this Agreement shall not be deemed to effect the transfer of any asset or assumption of any obligation, liability, or expense expressly provided for pursuant to any of the separate agreements.

     1.5  Liabilities Not Assumed.  VideoPropulsion does not assume any
          -----------------------
obligation, liability or expense if and solely to the extent that: (i) such obligation, liability, or expense (in whole or in part) arises out of or is associated with the assets, business or operations of GENROCO other than the Division Business, Division Products or Division Assets; or (ii) GENROCO has expressly agreed to retain such obligation, liability, or expense pursuant to the Contribution Documents (such obligations, liabilities, and expenses referred to in clauses (i) and (ii) of this sentence, together with all obligations, liabilities, and expenses of GENROCO arising out of or associated with Pending GENROCO Litigation and New GENROCO Litigation (each as hereinafter defined), being referred to herein as "Retained Liabilities"). VideoPropulsion does not assume, and shall not be responsible for, any Litigation and Claims pending as of the Effective Date against GENROCO, exclusive of Litigation and Claims set forth in Section 1.3(h) or specifically retained by VideoPropulsion in the Contribution Documents, or any GENROCO subsidiary, ("Pending GENROCO Litigation"), or Litigation and Claims brought, threatened or alleged against GENROCO, including any subsidiary, exclusive of Litigation and Claims set forth in Section 1.3(h) or specifically retained by VideoPropulsion in the Contribution Documents, after the Effective Date ("New GENROCO Litigation").

     GENROCO shall be responsible for the Retained Liabilities, regardless of when or where such obligation, liability, or expense arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Date, regardless of where or against whom such obligation, liability, or expense is asserted or determined or whether asserted or determined prior to or subsequent to the Effective Date.

     1.6  Allocation of Joint Assets and Liabilities.  The parties agree that
          ------------------------------------------
by this Agreement, GENROCO and VideoPropulsion, except as specifically provided in the Contribution Documents, seek to transfer, assign, and convey to VideoPropulsion, and/or have VideoPropulsion assume, as the case may be, the assets and liabilities of the Division Business, Division Products and the Division Assets. By this Agreement and except as otherwise provided in the Contribution Documents, GENROCO does not intend to transfer, assign, and convey to VideoPropulsion and have VideoPropulsion assume, as the case may be, the assets and liabilities of GENROCO business, products, assets other than the Division Business, Division Products or Division Assets.

     In the case of an asset or liability, if any, which relates to, arises out of, or is associated with both the Division Business and GENROCO business, exclusive of the Division Business, both parties agree to apportion the asset or liability among the parties pursuant to the provisions of Section 8 of this Agreement. If the asset or liability is not divisible, the asset or liability will be wholly allocated to the party to which party's business the indivisible asset or liability primarily relates. The parties will make this decision in accordance with Section 8 of this Agreement. The parties will use reasonable efforts to resolve any controversy or disputes as promptly as possible.

     1.7  Classification of Litigation and Claims.  The parties acknowledge
          ---------------------------------------
that VideoPropulsion has previously informed GENROCO of all Pending Division Litigation known to VideoPropulsion, other than workers' compensation claims. Such information was prepared by VideoPropulsion to the best of its ability based upon facts reasonably available to it as of the date hereof and that there may be additional Pending Division Litigation either commenced or threatened between the date such information was provided and the Effective Date or which was not reasonably identifiable and which should have been included in such information. The parties agree that such Litigation and Claims when identified shall be classified as Pending Division Litigation. The parties also agree that with respect to certain Litigation and Claims currently considered to be Pending Division Litigation, or later deemed as included, it may become difficult in the future to determine whether they were properly so classified, in which case the parties agree to appropriately reclassify any such Litigation and Claims as newly discovered facts may indicate or, in the case of disputed facts, to negotiate their proper handling under Section 6 or
Section 8 hereof.

 2.  ASSUMED  LIABILITIES,   EXCULPATION   AND   GENERAL   INDEMNIFICATION   BY
     VIDEOPROPULSION.

     2.1 Subject to the provisions of Section 4 hereof, from and after the Effective Date, VideoPropulsion shall, without any further responsibility or liability of or recourse to, GENROCO, or any subsidiary of GENROCO or any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "GENROCO Parties"), absolutely and irrevocably assume and be solely liable and responsible for the Assumed Liabilities. Neither GENROCO nor any of the other GENROCO Parties shall be liable to VideoPropulsion or any subsidiary of VideoPropulsion or any of their respective directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever on account of (i) any Assumed Liabilities or (ii) any obligations, liabilities or expenses arising out of or associated with or any Litigation and Claims arising out of or associated with the assets, business and operations used and conducted by VideoPropulsion following the Effective Date, arising from or associated with VideoPropulsion's obligations, covenants, warranties, representations, assumptions, agreements contained or reflected in the Contribution Documents, or any other activities of VideoPropulsion (whether or not in the ordinary course of business, and whether occurring before or on or after the Effective Date), except as otherwise specifically provided in the Contribution Documents; provided, that GENROCO shall remain liable to VideoPropulsion for any breach by GENROCO of any of its obligations, covenants, warranties, representations, assumptions or agreements contained or reflected in the Contribution Documents. The matters with respect to which the liability of GENROCO and the other GENROCO Parties is excluded pursuant to clauses (i) and (ii) of the preceding sentence are hereby referred to as the "Division Liabilities."

     VideoPropulsion shall fully indemnify, defend, save and hold harmless GENROCO and each of the other GENROCO Parties from and against all claims, liabilities, obligations, leases, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' or others' fees), expenses, fines, taxes, levies, imports, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, arising out of or associated with the Division Liabilities (all of which are hereinafter in this Section collectively called the "GENROCO Damages").

     Except as specifically provided elsewhere, the indemnities provided by VideoPropulsion hereunder shall extend to any and all Division Liabilities of whatsoever nature, including, without limitation, any and all Division Liabilities with respect to environment, health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, product liability, warranty, merchantability or fitness of goods for any particular purpose, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other actual breach or violation of any obligation or requirement arising out of, or in connection with, Division Assets, the Division Business, Division Products or the assets, business and operations of VideoPropulsion.

 3.  EXCULPATION AND INDEMNIFICATION BY GENROCO.

     3.1 Subject to the provisions of Section 4 hereof, from and after the Effective Date, GENROCO shall, without any further responsibility or liability of, or recourse to, VideoPropulsion, or any subsidiary of VideoPropulsion or any of its respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees (collectively, the "VideoPropulsion Parties"), absolutely and irrevocably be solely liable and responsible for the Retained Liabilities. From and after the Effective Date, neither VideoPropulsion nor any of the other VideoPropulsion Parties shall be liable to GENROCO or any subsidiary of GENROCO or any of their respective directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees for any reason whatsoever: (i) on account of any Retained Liabilities; or (ii) on account of any obligations, liabilities or expenses arising out of or associated with the breach by GENROCO of any of its obligations under the Contribution Documents. The matters with respect to which GENROCO retains liability pursuant to clauses (i) and (ii) of the preceding sentence are herein referred to as the "GENROCO Liabilities."

     GENROCO shall fully indemnify, defend, save and hold harmless VideoPropulsion and each of the other VideoPropulsion Parties from and against, all claims, liabilities, obligations, leases, costs, costs of defense as and when incurred, and including reasonable outside attorneys' and consultants' fees, expenses, fines, taxes, levies, imports, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, arising out of or associated with the GENROCO Liabilities or, except as otherwise provided in the Contribution Documents, that otherwise are related to, arise from, or associated with the ownership, use, possession, operation or conduct of the assets, business or operations of GENROCO, other than the Division Assets and VideoPropulsion assets, Division Business and VideoPropulsion's business or Division Products or VideoPropulsion's products, before or after the Effective Date (all of which are hereinafter collectively called the "VideoPropulsion Damages").

     Except as specifically provided in the Contribution Documents, the indemnities provided by GENROCO hereunder shall extend to any and all GENROCO Liabilities of whatsoever nature, including, without limitation, any and all GENROCO Liabilities with respect to environment, health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, product liability, warranty, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements, deceptive trade practice misrepresentation, fraud or any other alleged or actual breach or violation of any obligation of or requirement arising out of, or in connection with, the assets, business or operations of GENROCO other than the Division Business, Division Assets, Division Products or the assets, business and operations of VideoPropulsion.

 4.  SPECIFIC INDEMNIFICATION ISSUES.

     4.1  Worker's Compensation.  Workers' compensation claims filed with the
          ---------------------
appropriate state administrative agency prior to the Effective Date by a person employed at the time of filing by GENROCO alleging that prior to the Effective Date such employee was injured while employed by GENROCO shall be considered to be GENROCO Liabilities. Any workers' compensation claims made against
VideoPropulsion (including any subsidiaries) which are filed after the Effective Date shall be considered to be an Assumed Liabilities. Any workers' compensation claims made against GENROCO which are filed after the Effective Date shall be considered to be GENROCO Liabilities. In the event a party has a claim filed against it after the Effective Date which the party believes should be the responsibility of the other party (i.e. a misfiled claim), the parties agree to use the procedures set forth at Section 8 of the Agreement to resolve any dispute or controversy.

     4.2  Officer, Director, Employee or Agent Liability.  It is understood and
          ----------------------------------------------
agreed that, with respect to any obligation, liability, or expense or any Litigation and Claims arising out of or associated with, an act or omission of any officer, director, employee or agent of GENROCO prior to the Effective Date, the respective obligations of VideoPropulsion and GENROCO pursuant to this Agreement (including their respective indemnification obligations) shall remain unaffected and in full force and effect, regardless of whether such person was, at the time of such act or omission, an officer, director, employee or agent of the Division (including VideoPropulsion) or of GENROCO (excluding the Division) and regardless of whether such obligation, liability, or expense or Litigation and Claims are alleged or determined in any judgment, award or decree after trial to arise out of or be associated with such person's negligence, gross negligence, recklessness or intentional conduct or culpability.

     4.3  Post-Effective Date Contracts Between GENROCO & VideoPropulsion.  It
          ---------------------------------------------------------------
is acknowledged that after the Effective Date the parties may have arms length negotiated business relationships, which relationships are or shall be described in contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the parties and their affiliates and subsidiaries to supply after the Effective Date materials or services. Such business relationships shall not be subject to the indemnity or other provisions hereof or any other agreements covered by the Contribution Documents, unless the parties expressly agree to such in the agreements governing such relationships.

     4.4  Joint Liability.  In the event a claim, demand, action or proceeding
          ---------------
is brought by a third party in which the liability as between GENROCO and VideoPropulsion is determined after trial in any judgment, award or decree to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall negotiate in good faith in an effort to agree, as between GENROCO and VideoPropulsion, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to Section 6.4, all in accordance with the provisions of and the principles set forth in this Agreement. In the absence of any such agreement, such allocation of liability or entitlement to indemnification, and such allocation of costs, shall be subject to ultimate resolution between GENROCO and VideoPropulsion pursuant to
Section 8.

 5.  NOTICE AND PAYMENT OF CLAIMS.

     5.1  Procedure for Notification.  If either a party to this Agreement or a
          --------------------------
person entitled to a defense and/or indemnification under this Agreement ("the Indemnified Party") determines that it is or may be entitled to a defense or indemnification by VideoPropulsion or GENROCO, as the case may be ("the Indemnifying Party"), under this Agreement:

          (a) The Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim for defense and/or indemnification, the nature of the claim, and, if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified;

          (b) The Indemnifying Party shall have 30 days from receipt of the notice requesting indemnification within which to either (1) assume the defense of such litigation or claim; (2) pay the claim in immediately available funds; (3) reserve its rights pending negotiations under Section 6.4; or (4) object in accordance with Section 5.2. This 30 day period may be extended by express agreement of the parties.

          (c) However, if the amount for which the Indemnifying Party may be liable is not known or reasonably determinable at the time of such notice, the Indemnified Party shall deliver to the Indemnifying Party a further notice specifying the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified as soon as reasonably practicable after such amount is known or reasonably determinable and the Indemnifying Party shall have a further opportunity to take action as set forth above. Nothing in this subparagraph shall be interpreted to abrogate or delay an Indemnifying Party's obligation to provide the other with a defense under this Agreement.

     5.2  Waiver of Objection.  The Indemnifying Party may object to the claim
          -------------------
for defense and/or indemnification set forth in any notice; provided, however, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the same 30-day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with Section 8.

     5.3  Insurance Coverage.  The right to a defense or indemnification under
          ------------------
this Agreement applies only insofar as defense and indemnification are not covered by proceeds or the provision of legal defense received by a party. Nevertheless, the potential availability of insurance coverage to GENROCO or VideoPropulsion shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder. Once proceeds are received appropriate adjustments will be made under the Insurance Matters Agreement, dated as of the date hereof, between GENROCO and VideoPropulsion, which governs the rights and obligations of GENROCO and VideoPropulsion with respect to such insurance.

6.   DEFENSE OF THIRD-PARTY CLAIMS.

     6.1  Assumption of Third-Party Claims.  If the Indemnified Party's claim
          --------------------------------
for indemnification is based, under this Agreement, on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 5.2 hereof, the Indemnifying Party shall, within the 30-day period (or any extended period) referred to in Section 5 above, assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the case handler. Any such defense shall be conducted by attorneys employed by the Indemnifying Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

     6.2  Settlement of Third-Party Claims.  If the Indemnifying Party assumes
          --------------------------------
the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without the prior consent of the Indemnified Party so long as all present and future claims against the Indemnified Party relating to such third-party claim(s) are irrevocably and unconditionally released in full.

     6.3  Indemnification After Settlement.  The Indemnifying Party shall pay
          --------------------------------
to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within 30 days after the settlement or compromise of such third-party claim or the final unappealable judgment of a court of competent jurisdiction (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party has the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided the Indemnifying Party shall have raised its objections in a timely manner under Section 5.2.

     6.4  Third-Party Joint and Several Liability Claim.  In the event a claim,
          ---------------------------------------------
demand, action or proceeding is brought by a third party in which the liability as between GENROCO and VideoPropulsion is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable (or, if an objection, in good faith, pursuant to Section 5.2 has been received), the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, as determined by representatives of GENROCO and VideoPropulsion, and which will be considered the case handler, unless otherwise agreed, provided, however, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree or, in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution between VideoPropulsion and GENROCO pursuant to Section 8.

 7.  COOPERATION AND PRESERVATION OF RECORDS.

     7.1  General.  VideoPropulsion and GENROCO shall cooperate with one
          -------
another fully and in a timely manner in connection with the defense of any Pending Division Litigation, Threatened Division Litigation, New Division Litigation, Retained Liabilities or any other actual or threatened claim, investigation, audit or administrative or judicial action or proceeding brought or commenced by a third party (including any governmental agency or authority) involving any matter affecting the potential liability of GENROCO or VideoPropulsion, so long as GENROCO and VideoPropulsion are not directly adverse in a lawsuit between each other in that specific matter.

     7.2  Availability of Records.  Such cooperation shall include, without
          -----------------------
limitation, making available to the other party during such normal business hours and upon reasonable notice, appropriate books, records and information ("Litigation Records"), officers and employees (without substantial interruption of employment) necessary or useful in connection with any accrued or actual or threatened claim, investigation, audit, action or proceeding, so long as GENROCO and VideoPropulsion are not directly adverse in a lawsuit between each other in that specific matter.

     7.3  Retention of Records.  Each party shall continue in force or at the
          --------------------
request of the other party, shall issue notices exempting from destruction at the expiration of normal records retention periods any Litigation Records which the requesting party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any such claim, investigation, audit, action or proceeding and shall refrain from destroying any such Litigation Records until authorized by the requesting party. The requesting party shall notify the other party promptly when the Litigation Records are no longer required to be maintained.

     7.4  Cost of Access to Records.  The party requesting access to Litigation
          -------------------------
Records or officers and employees pursuant to Section 7.2 or preservation of Litigation Records under Section 7.3 shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such Litigation Records or officers and employees.

     7.5  Confidential or Proprietary Records.  The party providing Litigation
          -----------------------------------
Records under this Section 7 may elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary. If Litigation Records are so designated, the party receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield such information from disclosure by motions to quash, motions for a protective order, reduction or other appropriate actions.

 8.  DISPUTE RESOLUTION.

     8.1  General.  In an effort to resolve informally and amicably any claim
          -------
or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute hereunder that requires resolution. GENROCO and VideoPropulsion each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be agreed upon), the matter shall be submitted to a senior officer of GENROCO and VideoPropulsion, respectively, for consideration.

     8.2  Arbitration.  If settlement cannot be reached through the efforts of
          -----------
the senior officers within an additional 30 days or such longer period as may be agreed upon, the parties shall consider arbitration or other alternative means to resolve the dispute.

     8.3  Legal Proceedings.  If the parties are unable to agree on an
          -----------------
alternative dispute resolution mechanism within 30 days, either party may initiate legal proceedings to resolve such matter.

 9.  NOTICES.

     9.1  General.  All notices and communications required or permitted under
          -------
this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

             If to GENROCO:             GENROCO, Inc.
                                        255 Info Highway
                                        Slinger, Wisconsin  53086
                                        Attention:  CEO

             If to VideoPropulsion:     VideoPropulsion, Inc.
                                        251 Info Highway
                                        Slinger, Wisconsin 53086
                                        Attention: CEO

     9.2  Change in Address.  Either party may, by written notice so
          -----------------
delivered to the other, change the address to which future delivery shall be made.

 10.  AMENDMENT AND NON-WAIVER.

      10.1 Written Amendment and Waiver.  This Agreement may not be altered or
           ----------------------------
amended nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver.

      10.2 Limited Amendment or Waiver.  No waiver of any term, provision or
           ---------------------------
condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

 11.  MISCELLANEOUS.

      11.1 Governing Law.  This Agreement and the transactions contemplated
           -------------
hereby shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

      11.2 Entire Agreement.  The Contribution Documents constitute the entire
           ----------------
understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided, however, that the specific provisions of any other agreement between the parties executed and delivered by the parties in connection with the closing under the Contribution Agreement shall not be superseded by this Agreement and to the extent any such other agreement is in conflict herewith, such specific agreement shall control.

      11.3 Parties In Interest.  Neither party may assign its rights or
           -------------------
delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

      11.4 Effectiveness.  This Agreement shall become effective at the
           -------------
Effective Date and may be terminated by GENROCO at any time prior thereto without any liability on GENROCO's part.

      11.5 Reformation and Severability.  If any provision of this Agreement
           ----------------------------
shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be  so reformed,  such provision  shall be  severed from  this
Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provisions of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

      11.6 Titles and Headings.  All titles and headings have been inserted
           -------------------
solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

      IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers as of this ---- day of -------, 2000.

                                        GENROCO, INC.

                                             By:-------------------------------
                                                  Keith Brue
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                        VIDEOPROPULSION, INC.

                                             By:-------------------------------
                                                  Chris Good
                                                  Executive Vice President and
                                                  Chief Technical Officer